Supplement dated April 29, 2008

To PROSPECTUS SUPPLEMENT dated July 11, 2007
(To Prospectus dated July 5, 2007)
$1,106,572,000
(Approximate Initial Principal Balance)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-5

Class	Approximate Initial Class Principal Balance	Approximate Current Class Principal Balance	Initial Certificate Ratings		Current Certificate Ratings		Approximate Credit Enhancement Percentage
			Moody’s	S&P	Moody’s	S&P	Initial Percentage	Current Percentage
Class A-1A	$ 629,826,000	$ 616,732,531	Aaa	AAA	Aaa	AAA	43.51%	43.58%
Class A-1B	$ 262,428,000	$ 256,972,377	Aaa	AAA	Aaa	AAA	19.97%	20.07%
Class A-1C	$ 157,456,000	$ 154,182,643	Aaa	AAA	Aaa	AAA	5.85%	5.97%
Class B-1	$ 17,281,000	$ 17,281,000	Aa1	AA+	Aa1	AA+	4.30%	4.39%
Class B-2	$ 7,248,000	$ 7,248,000	Aa2	AA	Aa2	AA	3.65%	3.72%
Class B-3	$ 5,017,000	$ 5,017,695	Aa2	AA	Aa2	AA	3.20%	3.27%
Class B-4	$ 5,574,000	$ 5,576,506	Aa3	AA-	Aa3	AA-	2.70%	2.76%
Class B-5	$ 5,575,000	$ 5,578,797	A1	A+	A2	A+	2.20%	2.24%
Class B-6	$ 6,690,000	$ 6,694,556	A3	A-	Baa1	A-	1.60%	1.63%
Class B-7	$ 3,902,000	$ 3,904,657	Baa1	BBB+	Baa3	BBB+	1.25%	1.28%
Class B-8	$ 5,575,000	$ 5,578,797	Baa3	BBB-	Ba2	BBB-	0.75%	0.76%

Greenwich Capital Acceptance, Inc.
Depositor

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

HarborView Mortgage Loan Trust 2007-5
Issuing Entity

American Home Mortgage Servicing, Inc.
Servicer

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

The prospectus supplement dated July 11, 2007 (the “prospectus supplement”) to the prospectus dated July 5, 2007 with respect to the above captioned series is hereby amended and supplemented as follows. These amendments relate to updated mortgage loan data, risk factors, characteristics of the certificates and certain third-party information, in each case, where available and relevant.

Capitalized terms used but not defined in this supplement have the meanings given to them in the prospectus supplement.

April 29, 2008

1. Beginning on page S-13 of the prospectus supplement under the heading “Risk Factors,” the following disclosure is added:

Financial difficulties of and developments regarding the originator and servicer originator and servicer

Recently, many originators and servicers of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans and claims for repurchases by them of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on mortgage loans originated by them, such as fraud claims. These difficulties have been compounded by a general decline in the willingness by banks and other financial institutions to extend credit to originators and servicers and the resulting disappearance of available credit and liquidity lines to such originators and servicers. Higher delinquencies and defaults may also be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to take mark to market or sale-related losses. An environment inclusive of declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations. In addition, the costs of servicing and advancing on increasingly delinquent mortgage loan portfolios may be rising without a corresponding increase in servicing compensation. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Financial and operational difficulties may have a negative effect on the ability of the servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on sale of underlying properties following foreclosure. In some cases, servicers may become overwhelmed by the number of defaulted loans in their servicing portfolios and may be unable or unwilling to pursue collections or other remedies, or commence foreclosure proceedings on defaulted mortgage loans.

The servicer is generally required to make advances in respect of delinquent payments on mortgage loans. There can be no assurance as to the current or continuing financial condition of the servicer or its ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations. Even if the servicer is able to advance amounts in respect of delinquent mortgage loans, its obligation to make such advances may be limited to the extent that it does not expect to recover such advances due to the deteriorating credit of the delinquent mortgage loans.

As described in the prospectus supplement, the originator is generally required to repurchase or substitute for mortgage loans for certain breaches of representations and warranties made by it with respect to the related mortgage loans. The inability to repurchase or substitute for such defective loans or for any early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The yield on your securities may be adversely affected if such events impact the originator or the servicer of mortgage loans in the trust fund.

On August 6, 2007, American Home Mortgage Corp., which originated all of the mortgage loans in the trust fund, and certain other affiliates each filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

The inability or limited ability of American Home Mortgage Corp. to honor repurchase or substitution obligations in the event of a material breach of representations or warranties made by it with respect to the mortgage loans may adversely affect the value and performance of the certificates.

See “Risk Factors—Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions” in the prospectus.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the mortgage loan balance, you could suffer a loss on your certificates certificates

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

See also “Risk Factors—Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans” in the prospectus.

It may be difficult to resell the offered certificates offered certificates

Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. In particular, the offered certificates are likely to have declined in value since the closing date and may continue to do so in the future. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

See also “Risk Factors—You may have difficulty selling your securities or obtaining your desired price” in the prospectus.

2. The statistical information presented in the prospectus supplement regarding the mortgage loans was generally accurate as of the cut-off date (or other date specified, if applicable), but this information has changed, and may have changed materially.  Statistical information regarding the mortgage loans as of April 1, 2008 is presented in the tables below. The information with respect to Debt-to-Income Ratios, Original Combined Loan-to-Value Ratios and

Credit Scores is based upon the original data concerning the borrowers and the values of the mortgaged properties available as of the applicable cut-off date. Investors should consider that as of the date of this supplement, a borrower’s financial condition may be worse than the underlying data indicates, such that the debt-to-income ratios may currently be significantly higher and credit scores may currently be significantly lower than they were as of the cut-off date. Similarly, because housing values have declined in many areas of the country, and the decline has been substantial in some cases, the current loan-to value ratios and combined loan-to-value ratios of the mortgage loans in the trust fund are likely to be worse than shown in the tables below.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of April 1, 2008.

The mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	11	$432,180.37	0.04%	8.024%	350	78.28%	697
50,000.01 - 100,000.00	74	5,602,471.16	0.51	7.733	350	74.53	717
100,000.01 - 150,000.00	174	22,497,718.04	2.06	7.714	350	77.84	718
150,000.01 - 200,000.00	319	55,887,679.35	5.11	7.728	350	78.48	714
200,000.01 - 250,000.00	353	79,020,366.31	7.23	7.782	350	81.21	715
250,000.01 - 300,000.00	293	80,852,274.69	7.40	7.765	350	81.01	710
300,000.01 - 350,000.00	301	97,619,019.38	8.93	7.861	350	82.79	715
350,000.01 - 400,000.00	237	88,742,732.78	8.12	7.817	350	81.73	712
400,000.01 - 450,000.00	233	98,894,671.55	9.05	7.763	350	81.76	710
450,000.01 - 500,000.00	186	88,296,076.79	8.08	7.870	350	81.55	701
500,000.01 - 550,000.00	175	91,147,864.25	8.34	7.799	350	82.01	716
550,000.01 - 600,000.00	117	67,195,307.28	6.15	7.651	350	81.83	721
600,000.01 - 650,000.00	75	46,656,536.34	4.27	7.701	350	82.75	708
650,000.01 - 700,000.00	48	32,204,683.75	2.95	7.668	350	79.38	716
700,000.01 - 750,000.00	33	23,819,349.69	2.18	7.133	350	77.27	740
750,000.01 - 800,000.00	20	15,462,017.96	1.41	7.325	350	78.31	724
800,000.01 - 850,000.00	23	18,891,084.48	1.73	7.242	350	76.44	734
850,000.01 - 900,000.00	16	14,017,313.75	1.28	7.295	349	71.92	712
900,000.01 - 950,000.00	11	10,116,848.11	0.93	7.242	349	70.62	732
950,000.01 - 1,000,000.00	7	6,764,996.15	0.62	7.124	349	74.06	715
1,000,000.01 and above	80	149,008,468.39	13.63	7.447	349	65.89	726
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

The average Stated Principal Balance of the mortgage loans was approximately $392,365 as of April 1, 2008.

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

360	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

The weighted average original term to stated maturity of the mortgage loans was approximately 360 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

301 - 360	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

The weighted average remaining term to stated maturity of the mortgage loans was approximately 350 months as of April 1, 2008.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Condominium	320	$104,739,536.47	9.58%	7.695%	350	80.94%	726
Cooperative	4	4,571,179.89	0.42	7.511	350	49.21	735
Planned Unit Development	541	214,321,922.55	19.61	7.719	350	81.35	721
Single Family	1,790	723,017,901.00	66.14	7.678	350	78.12	712
Two-to Four-Family	131	46,479,120.66	4.25	7.690	350	75.02	721
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

Stated Occupancy Status of the Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	537	$142,935,605.77	13.08%	7.542%	350	75.68%	730
Primary	2,114	902,636,134.42	82.57	7.709	350	79.15	713
Second Home	135	47,557,920.38	4.35	7.715	350	80.88	723
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Fixed Rate Negam	286	$79,669,473.90	7.29%	7.559%	350	77.51%	710
Negam 10/1 MO LIBOR	27	9,875,524.33	0.90	8.038	349	84.12	703
Negam 10/1 MO MTA	123	43,445,079.05	3.97	7.806	350	75.97	717
Negam 3/1 MO LIBOR 3-10 YR IO	10	3,363,661.31	0.31	8.224	350	82.70	703
Negam 3/1 MO MTA 3-10 YR IO	31	12,724,815.40	1.16	7.896	349	80.00	715
Negam 5/1 MO LIBOR 5-10 YR IO	275	100,651,187.11	9.21	7.905	350	84.31	715
Negam 5/1 MO MTA 5-10 YR IO	1,872	776,731,677.87	71.06	7.659	349	78.34	717
Negam 7/1 MO LIBOR 7-10 YR IO	38	13,833,419.42	1.27	7.696	350	83.12	708
Negam 7/1 MO MTA 7-10 YR IO	124	52,834,822.18	4.83	7.633	350	76.00	718
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

Loan Purposes of the Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	1,524	$592,819,758.30	54.23%	7.580%	350	74.72%	716
Purchase	535	188,568,382.02	17.25	7.834	350	87.17	724
Rate/Term Refinance	727	311,741,520.25	28.52	7.803	350	81.38	709
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Full Income/Full Asset	718	$227,353,388.35	20.80%	7.632%	350	82.72%	712
Stated Income/Full Asset	2,068	865,776,272.22	79.20	7.702	350	77.73	717
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

Debt-to-Income Ratios of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	701	$276,138,444.07	25.26%	7.596%	349	77.12%	724
20.01 - 25.00	519	217,693,202.85	19.91	7.632	350	78.83	720
25.01 - 30.00	461	190,581,494.85	17.43	7.790	350	78.22	720
30.01 - 35.00	416	157,052,196.11	14.37	7.681	350	79.02	714
35.01 - 40.00	360	138,278,545.36	12.65	7.747	350	80.41	702
40.01 - 45.00	225	72,483,234.53	6.63	7.897	350	82.22	693
45.01 - 50.00	68	29,918,764.39	2.74	7.602	349	78.84	696
50.01 - 55.00	15	5,067,783.40	0.46	7.407	350	82.59	733
55.01 - 60.00	1	255,367.54	0.02	7.625	350	80.00	699
60.01 and above	6	2,342,463.42	0.21	7.739	350	82.47	730
None	14	3,318,164.05	0.30	7.483	350	78.54	713
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

The non-zero weighted average non-zero debt-to-income ratio of the mortgage loans was approximately 27.05% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

0.01 - 49.99	89	$40,739,424.44	3.73%	7.502%	350	41.97%	747
50.00 - 54.99	53	31,716,071.92	2.90	7.143	349	52.59	736
55.00 - 59.99	50	24,624,583.25	2.25	7.517	350	57.98	713
60.00 - 64.99	82	41,522,983.48	3.80	7.248	349	63.15	721
65.00 - 69.99	116	51,975,215.00	4.75	7.488	349	67.11	702
70.00 - 74.99	218	105,815,521.99	9.68	7.337	350	72.28	714
75.00 - 79.99	467	186,713,053.81	17.08	7.419	350	76.88	717
80.00	550	209,717,778.30	19.19	7.270	350	80.00	721
80.01 - 84.99	75	28,439,697.62	2.60	8.012	350	83.67	712
85.00 - 89.99	263	98,314,884.50	8.99	8.264	350	88.37	705
90.00 - 94.99	538	173,604,837.80	15.88	8.279	350	90.71	705
95.00 - 99.99	224	82,007,155.00	7.50	8.363	350	95.09	717
100.00	60	17,695,410.30	1.62	8.170	350	100.00	745
100.01 and above	1	243,043.16	0.02	7.875	350	102.15	737
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

The weighted average original combined loan-to-value ratio of the mortgage loans was approximately 78.77% as of April 1, 2008.

Geographic Distribution of the Mortgage Loans

Geographic Location	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	11	$1,151,728.82	0.11%	7.787%	350	85.70%	699
Alaska	1	275,975.06	0.03	7.250	350	72.57	757
Arizona	126	42,007,097.88	3.84	7.777	350	79.28	721
California	931	435,295,780.15	39.82	7.735	350	79.53	715
Colorado	51	15,306,888.69	1.40	7.635	349	83.18	732
Connecticut	29	19,372,977.35	1.77	7.457	350	77.99	715
Delaware	5	1,395,014.38	0.13	7.474	350	81.69	723
District of Columbia	14	4,987,841.86	0.46	7.611	349	78.76	702
Florida	488	161,641,307.21	14.79	7.727	350	79.10	717
Georgia	44	10,801,138.38	0.99	7.587	350	81.80	709
Hawaii	31	26,628,351.30	2.44	7.734	349	67.69	756
Idaho	10	2,028,862.61	0.19	7.724	350	79.65	727
Illinois	59	17,567,370.93	1.61	7.564	350	81.69	699
Indiana	10	2,102,649.66	0.19	7.596	349	88.19	736
Iowa	1	327,144.47	0.03	7.000	351	80.00	658
Kansas	1	129,096.76	0.01	7.250	350	80.00	802
Louisiana	3	796,771.02	0.07	7.459	350	76.90	663
Maryland	131	45,955,457.22	4.20	7.395	349	75.95	721
Massachusetts	39	17,678,769.81	1.62	7.615	349	78.71	703
Michigan	54	19,125,127.32	1.75	7.694	349	72.88	704
Minnesota	30	9,377,039.79	0.86	7.734	350	81.38	730
Mississippi	5	667,414.15	0.06	7.874	350	80.62	725
Missouri	7	1,485,813.42	0.14	8.081	350	85.97	709
Montana	6	1,546,251.59	0.14	7.262	350	77.83	680
Nevada	86	28,698,171.68	2.63	8.070	350	86.91	702
New Jersey	31	11,607,968.48	1.06	7.601	350	79.01	699
New Mexico	9	2,350,414.30	0.22	7.758	349	83.36	727
New York	74	46,667,780.99	4.27	7.484	350	65.48	715
North Carolina	32	10,346,770.33	0.95	7.326	349	76.48	714
North Dakota	1	110,927.51	0.01	7.000	350	80.00	758
Ohio	12	1,582,585.07	0.14	7.641	347	80.31	707
Oklahoma	1	164,602.88	0.02	8.855	350	90.00	714
Oregon	57	17,147,007.88	1.57	7.704	350	80.70	718
Pennsylvania	29	9,773,915.60	0.89	7.530	349	80.39	709
Rhode Island	3	560,866.87	0.05	7.596	350	65.30	690
South Carolina	19	12,413,800.49	1.14	7.166	349	69.48	725
Tennessee	19	4,526,351.71	0.41	7.315	349	81.47	709
Texas	18	4,584,156.31	0.42	7.902	350	83.08	703
Utah	46	13,231,363.33	1.21	7.924	350	84.09	719
Virginia	110	42,272,545.90	3.87	7.756	350	81.88	702
Washington	144	47,707,171.39	4.36	7.623	350	82.10	723
Wisconsin	5	1,232,110.56	0.11	7.861	350	80.20	737
Wyoming	3	499,279.46	0.05	7.606	350	76.50	689
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of mortgage loans by Stated Principal Balance was approximately 0.76% in the 96719 ZIP Code.

Loan Rates of the Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

6.000 - 6.499	2	$1,004,682.31	0.09%	6.271%	350	66.21%	730
6.500 - 6.999	334	153,156,433.73	14.01	6.776	350	72.19	722
7.000 - 7.499	664	268,929,236.78	24.60	7.212	350	74.42	725
7.500 - 7.999	873	335,176,301.04	30.66	7.689	350	77.63	717
8.000 - 8.499	459	178,901,799.25	16.37	8.188	350	82.33	712
8.500 - 8.999	336	115,375,387.81	10.55	8.700	350	90.99	698
9.000 - 9.499	103	35,878,656.49	3.28	9.170	350	91.80	681
9.500 - 9.999	15	4,707,163.16	0.43	9.573	350	89.88	671
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

The weighted average loan rate of the mortgage loans as of April 1, 2008 was approximately 7.687%.

Maximum Loan Rates of the Adjustable Rate Mortgage Loans

Maximum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

12.500 - 12.999	2,500	$1,013,460,186.67	100.00%	7.697%	350	78.87%	716
Total	2,500	$1,013,460,186.67	100.00%	7.697%	350	78.87%	716

The weighted average maximum loan rate of the adjustable rate mortgage loans was approximately 12.950% as of April 1, 2008.

Minimum Loan Rates of the Adjustable Rate Mortgage Loans

Minimum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.500 - 2.999	1,359	$583,703,854.53	57.60%	7.328%	350	71.42%	721
3.000 - 3.499	314	140,924,097.43	13.91	7.792	349	83.72	733
3.500 - 3.999	578	199,373,905.18	19.67	8.264	350	91.69	707
4.000 - 4.499	244	87,636,226.36	8.65	8.703	349	91.23	675
4.500 - 4.999	1	239,805.17	0.02	8.100	350	95.00	732
5.000 - 5.499	2	1,109,891.61	0.11	8.216	349	89.54	674
5.500 - 5.999	1	220,193.94	0.02	9.390	349	95.00	693
6.000 - 6.499	1	252,212.45	0.02	8.375	349	90.00	676
Total	2,500	$1,013,460,186.67	100.00%	7.697%	350	78.87%	716

The weighted average minimum loan rate of the adjustable rate mortgage loans was approximately 3.135% as of April 1, 2008.

Gross Margins of the Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.500 - 2.999	1,359	$583,703,854.53	57.60%	7.328%	350	71.42%	721
3.000 - 3.499	314	140,924,097.43	13.91	7.792	349	83.72	733
3.500 - 3.999	578	199,373,905.18	19.67	8.264	350	91.69	707
4.000 - 4.499	244	87,636,226.36	8.65	8.703	349	91.23	675
4.500 - 4.999	1	239,805.17	0.02	8.100	350	95.00	732
5.000 - 5.499	2	1,109,891.61	0.11	8.216	349	89.54	674
5.500 - 5.999	1	220,193.94	0.02	9.390	349	95.00	693
6.000 - 6.499	1	252,212.45	0.02	8.375	349	90.00	676
Total	2,500	$1,013,460,186.67	100.00%	7.697%	350	78.87%	716

The weighted average gross margin of the adjustable rate mortgage loans was approximately 3.135% as of April 1, 2008.

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

550 - 574	2	$2,518,407.83	0.23%	8.272%	347	74.92%	563
600 - 624	39	13,507,967.42	1.24	7.816	349	79.39	622
625 - 649	226	74,985,597.81	6.86	7.884	349	79.27	638
650 - 674	386	140,432,908.97	12.85	7.822	349	78.65	664
675 - 699	505	193,187,420.79	17.67	7.844	350	81.51	687
700 - 724	465	202,739,967.87	18.55	7.697	350	79.50	711
725 - 749	420	169,717,833.39	15.53	7.580	350	78.22	737
750 - 774	406	156,945,097.18	14.36	7.525	350	79.59	763
775 - 799	252	109,948,590.56	10.06	7.549	350	73.44	786
800 and above	82	28,295,233.35	2.59	7.323	350	73.17	807
None	3	850,635.40	0.08	7.750	349	90.69	N/A
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

The weighted average non-zero credit score of the mortgage loans was approximately 716 as of April 1, 2008.

Original Prepayment Penalty Periods of the Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	436	$169,143,526.71	15.47%	7.542%	350	79.61%	711
12	515	225,897,104.95	20.67	7.506	350	77.73	719
24	348	145,344,470.11	13.30	7.651	350	79.05	716
30	2	356,957.14	0.03	7.426	350	82.08	715
36	1,485	552,387,601.66	50.53	7.816	350	78.86	716
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

Negative Amortization Limits of the Mortgage Loans

Negative Amortization Limit (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

110	74	$46,667,780.99	4.27%	7.484%	350	65.48%	715
115	375	132,986,682.01	12.17	8.308	350	95.42	722
120	2,337	913,475,197.57	83.57	7.607	350	77.02	715
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

Months to Next Payment Adjustment Date of the Adjustable Rate Mortgage Loans

Months to Next Payment Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

24	2	$336,331.30	0.03%	8.013%	348	93.63%	663
25	20	8,134,105.30	0.80	7.948	349	83.14	708
26	19	7,618,040.11	0.75	7.980	350	77.24	720
43	1	605,426.90	0.06	7.500	343	80.00	674
45	9	2,993,679.06	0.30	7.758	345	79.63	709
46	7	5,178,827.64	0.51	7.834	346	76.40	628
47	17	13,562,723.64	1.34	7.275	347	67.34	717
48	38	19,545,839.45	1.93	7.426	348	75.25	709
49	743	314,250,340.34	31.01	7.695	349	78.12	715
50	1,330	520,777,096.09	51.39	7.701	350	80.05	718
51	1	366,287.73	0.04	8.125	351	70.30	730
52	1	102,644.13	0.01	7.875	352	54.05	694
73	39	19,977,240.96	1.97	7.759	349	74.45	715
74	122	46,182,611.15	4.56	7.591	350	78.65	717
75	1	508,389.49	0.05	8.250	351	90.00	651
108	1	486,350.75	0.05	8.625	348	90.00	621
109	51	19,778,988.18	1.95	7.807	349	79.43	711
110	96	32,648,709.31	3.22	7.867	350	76.08	717
111	2	406,555.14	0.04	7.476	351	80.00	736
Total	2,500	$1,013,460,186.67	100.00%	7.697%	350	78.87%	716

The weighted average months to next payment adjustment of the adjustable rate mortgage loans was approximately 54 months as of April 1, 2008.

Months to Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans

Months to Next Rate Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

24	2	$336,331.30	0.03%	8.013%	348	93.63%	663
25	20	8,134,105.30	0.80	7.948	349	83.14	708
26	19	7,618,040.11	0.75	7.980	350	77.24	720
43	1	605,426.90	0.06	7.500	343	80.00	674
45	9	2,993,679.06	0.30	7.758	345	79.63	709
46	7	5,178,827.64	0.51	7.834	346	76.40	628
47	17	13,562,723.64	1.34	7.275	347	67.34	717
48	38	19,545,839.45	1.93	7.426	348	75.25	709
49	743	314,250,340.34	31.01	7.695	349	78.12	715
50	1,330	520,777,096.09	51.39	7.701	350	80.05	718
51	1	366,287.73	0.04	8.125	351	70.30	730
52	1	102,644.13	0.01	7.875	352	54.05	694
73	39	19,977,240.96	1.97	7.759	349	74.45	715
74	122	46,182,611.15	4.56	7.591	350	78.65	717
75	1	508,389.49	0.05	8.250	351	90.00	651
108	1	486,350.75	0.05	8.625	348	90.00	621
109	51	19,778,988.18	1.95	7.807	349	79.43	711
110	96	32,648,709.31	3.22	7.867	350	76.08	717
111	2	406,555.14	0.04	7.476	351	80.00	736
Total	2,500	$1,013,460,186.67	100.00%	7.697%	350	78.87%	716

The weighted average months to next rate adjustment of the adjustable rate mortgage loans was approximately 54 months as of April 1, 2008.

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	34	$12,895,229.41	1.18%	7.923%	350	81.20%	713
60 - 89 Days	19	9,168,018.31	0.84	7.881	350	81.21	698
90+ Days	8	4,362,420.96	0.40	7.981	349	87.37	669
Current	2,668	1,043,177,964.05	95.43	7.663	350	78.43	716
Foreclosure	44	18,188,980.14	1.66	8.509	350	90.42	698
REO	13	5,337,047.70	0.49	8.594	350	88.83	690
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

30-59 Day Delinquencies of the Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,650	$1,036,214,605.32	94.79%	7.663%	350	78.42%	717
1	112	46,827,151.43	4.28	8.188	350	85.58	702
2	20	8,791,479.71	0.80	7.934	349	83.64	670
3	3	916,297.70	0.08	7.560	349	77.31	642
4	1	380,126.41	0.03	7.500	348	90.00	678
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

60-89 Day Delinquencies of the Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,752	$1,077,884,478.87	98.61%	7.683%	350	78.70%	716
1	32	14,895,726.01	1.36	7.945	350	83.69	690
2	2	349,455.69	0.03	8.985	350	90.00	639
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

90+ Day Delinquencies of the Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,775	$1,087,847,400.67	99.52%	7.685%	350	78.72%	716
1	4	1,482,222.68	0.14	8.456	349	91.50	662
2	2	1,819,887.72	0.17	7.394	349	79.91	692
3	3	1,377,018.08	0.13	8.761	349	93.94	688
4	1	439,283.62	0.04	7.875	350	95.00	644
5	1	163,847.80	0.01	7.975	350	89.44	714
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

Foreclosure Status of the Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,722	$1,066,552,965.17	97.57%	7.668%	350	78.50%	716
1	3	916,493.96	0.08	8.423	349	84.03	655
2	13	4,486,029.03	0.41	8.041	350	84.89	695
3	18	7,144,555.03	0.65	8.271	350	89.21	695
4	9	4,441,351.14	0.41	8.759	349	92.93	702
5	15	7,295,887.83	0.67	8.726	350	90.83	692
6	3	1,066,540.07	0.10	9.080	349	91.30	662
7	2	834,700.46	0.08	8.570	350	86.80	704
8	1	391,137.88	0.04	8.250	349	90.00	689
Total	2,786	$1,093,129,660.57	100.00%	7.687%	350	78.77%	716

3. On page S-27 of the prospectus supplement, the paragraphs under the heading “Static Pool Information” are deleted in their entirety and replaced with the following:

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “HarborView 2007-5 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed from the current characteristics, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. In addition to the prepayment, delinquency and loss performance of similar mortgage loan groups, the static pool information shown at the above internet address includes the performance information of the mortgage loans included in the trust fund. Nonetheless, we do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way fully indicative of the future performance of the mortgage loans in the trust fund.

4. On page S-28 of the prospectus supplement, the information under the heading “Mortgage Loan Origination—American Home Mortgage Corp.” is supplemented as follows:

On August 6, 2007, American Home Mortgage Holdings, Inc. and seven affiliates, including American Home Mortgage Corp. (the "Debtors"), each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Judge Christopher S. Sontchi is presiding over the Debtors' Chapter 11 bankruptcy cases, which are being jointly administered under Case Number 07-11047. The Debtors are at this time operating their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court.

5. On pages S-32 and S-33 of the prospectus supplement, the information under the heading “The Servicer—American Home Mortgage Servicing, Inc.” is deleted in its entirety and replaced with the following:

American Home Mortgage Servicing, Inc., a Delaware corporation, referred to herein as the Servicer, will act as the servicer of the mortgage loans pursuant to the servicing agreement. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer is a Fannie Mae/Freddie Mac approved servicer and has all requisite licenses to service mortgage loans in all 50 states and the District of Columbia.

The following table shows the size, composition, and growth of the Servicer’s portfolio of ARM loans and first-lien, fixed-rate mortgage loans for the years 2004, 2005 and 2006 and for the quarter ended March 31, 2007:

Long Reset ARM Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of Quarter Ended March 31, 2007
Number of Loans	26,199	52,505	43,350	46,048
Principal Balance	$5,780,463,715	$12,844,011,591	$10,907,479,663	$12,235,500,346
Short Reset ARM Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of Quarter Ended March 31, 2007
Number of Loans	20,751	36,699	68,802	72,328
Principal Balance	$4,762,653,643	$11,109,422,516	$24,725,791,965	$26,242,405,718
Fixed-rate Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of Quarter Ended March 31, 2007
Number of Loans	47,496	64,561	72,631	79,735
Principal Balance	$5,834,968,501	$9,811,479,158	$11,657,591,865	$13,796,959,494

With respect to the table above, a short reset ARM loan is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less, and a long reset ARM loan is any ARM loan with an initial fixed-rate period of five years or more.

With respect to the table above, a long reset ARM is any ARM loan with an initial fixed-rate period of five years or longer.

The Servicer was originally incorporated as AH Mortgage Acquisition Co., Inc., a Delaware corporation (“Acquisition Co.”). Acquisition Co. entered into an agreement in September 2007 with American Home Mortgage Investment Corp. and several of its affiliates (collectively, “American Home”) to purchase substantially all of the servicing assets from American Home, including from American Home Mortgage Servicing, Inc., a Maryland Corporation. Acquisition Co. closed the transaction on April 11, 2008. As part of the acquisition, Acquisition Co. officially changed its name to American Home Mortgage Servicing, Inc. The acquisition of the securitized servicing portfolio from American Home was approved, through the issuance of “no downgrade” letters, by each of the rating agencies currently rating the securities underlying the securitized serving portfolio.

The Servicer is a portfolio company owned by private-equity funds ultimately controlled by WL Ross & Co. LLC. WL Ross & Co. LLC is a financial restructuring investment company run by CEO and Chairman Wilbur L. Ross. The Servicer is not affiliated with the Originator/Sponsor.

The Servicer is not aware that any default or servicing-related performance trigger has occurred as to any other securitization for which it currently acts as a master servicer, a servicer or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other of its current securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

6. On page S-67 of the prospectus supplement, the paragraph under the heading “Description of the Certificates—The Basis Risk Cap Agreement—The Basis Risk Cap Provider” is deleted in its entirety and replaced with the following:

The Royal Bank of Scotland plc (“RBS”) is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of RBS are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated “AA” (negative watch) by S&P, “Aaa” (negative watch) by Moody’s and “AA” (stable) by Fitch, Inc. Except for the information provided in this paragraph, neither RBS nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. RBS is an affiliate of Greenwich Capital Markets, Inc., the underwriter.